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                           ASSIGNMENT AGREEMENT

          ASSIGNMENT AGREEMENT, dated as of February 28, 1996, by and among FIRST EAGLE FUND OF AMERICA, INC., a Maryland corporation (the "Fund"), ARNHOLD and S. BLEICHROEDER, INC., a registered investment adviser organized under the laws of the State of New York (the "Adviser") and ARNHOLD and S. BLEICHROEDER ADVISERS, INC., a registered investment adviser organized under the laws of the State of Delaware (the "New Adviser").

                           W I T N E S S E T H:

          WHEREAS, the Fund and the Adviser entered into an Investment Advisory Agreement, as amended and restated as of November 1, 1995 (the "Investment Advisory Agreement");

          WHEREAS, the Adviser wishes to make an assignment of its interest in the Investment Advisory Agreement to the New Adviser, which is a wholly owned subsidiary of the Adviser, and transfer all of its right and title to and interest in the Investment Advisory Agreement to the New Adviser, and the New Adviser wishes to assume all of the Investment Adviser's right and title to and interest in the Investment Advisory Agreement.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Assignment. The Adviser hereby assigns to the New Adviser all of its right and title to and interest in the Investment Advisory Agreement.

          2. Assumption. The New Adviser ("Assignee") hereby agrees to be bound by all of the terms and conditions of the Investment Advisory Agreement, and assumes all obligations thereby imposed on it.

          3. Acknowledgement. The Assignee hereby acknowledges that the Assignee has received and read a copy of the Investment Advisory Agreement.

          4. Restatement and Amendment. The parties hereto agree that the Investment Advisory Agreement may be restated and re-executed to reflect the assignment made herein.

          5. Counterparts. This Agreement may be executed in counterparts and all counterparts together shall constitute one and the same instrument.


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          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                    FIRST EAGLE FUND OF AMERICA, INC.

                    By: /s/ Martha B. Pierce
                       --------------------------------------
                         Name:  Martha B. Pierce
                         Title: Secretary

 .
                    ARNHOLD AND S. BLEICHROEDER, INC.

                    By: /s/ Henry H. Arnhold
                       --------------------------------------
                         Name:  Henry H. Arnhold
                         Title: Co-Chairman

                    ARNHOLD AND S. BLEICHROEDER ADVISERS, INC.

                    By: /s/ John P. Arnhold
                       ---------------------------------------
                         Name:  John P. Arnhold
                         Title: President